Exhibit 99.1

IA GLOBAL ANNOUNCES LETTER OF INTENT TO ACQUIRE UK-BASED POWERDIAL SYSTEMS, LTD AND POWERDIAL SERVICES, LTD

SAN FRANCISCO, CA. October 13, 2010/Business Wire

IA Global, Inc. (OTCQB: IAGI) (the “Company”) announced the signing of a Letter of Intent to acquire 100% of PowerDial Systems, Ltd, a VOIP System Company and PowerDial Services, Ltd, a VOIP Service Company (“PowerDial”), from Innovative Software Direct Plc a U.K. company listed on the U.K PLUS Market.

PowerDial is based in Durham County, England and provides physical networks, Green IT solutions, and applications that control the performance and integrity of wireless, voice, video, and data networks. PowerDial reported revenues of $2.7 million in FY2009 and expects to grow in 2010 and later years.

Under the terms of the Letter of Intent, PowerDial will be acquired for 2,400,000 shares of IAGI common stock with additional shares available for meeting certain performance metrics and for acquisition of additional VOIP/IT businesses in the U.K.

The letter of intent is subject to (i) approval of the acquisition by the Board of IAGI (ii) completion of due diligence; and, (iii) agreement to customary terms and conditions, including a prohibition on issuance of new shares, options or warrants by the parties. The acquisition is expected to close by October 31, 2010.

“The acquisition of PowerDial brings IA Global back into outsourcing and into the technology application business and enables the Company to compete once again on a global scale. This latest acquisition represents a highly scalable opportunity that provides a substantial growth engine that will help us achieve our goal of achieving $100 million in annual revenues and $10 million in annual EBITDA by FY2012.” stated Brian Hoekstra, CEO of IA Global, Inc.

About IA Global, Inc.

IA Global is a global services and outsourcing company focused on growing existing businesses and expansion through global mergers and acquisitions.  The Company is currently utilizing its current business partnerships to acquire growth businesses in its target sectors and markets at a discount.  The Company is also actively engaging businesses that would benefit from its business expertise, knowledge of Asian Markets, and technology infrastructure.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global.  Specifically, we are exposed to various risks related revenue and EBITDA projections, to legal claims, our need for additional financing and our Ascendiant line of credit, our level of indebtedness, declining economic conditions, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.